REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
Kinetics Mutual Funds, Inc.
New York, New York

In planning and performing our audits of the financial statements of The Internet Fund, The Global Fund,
The Paradigm Fund, The Medical Fund, The Small Cap Opportunities Fund, The Market Opportunities
Fund, The Alternative Income Fund, and The Multi-Disciplinary Income Fund, each a series of shares of
Kinetics Mutual Funds, Inc. (the "Funds") as of and for the year ended December 31, 2015, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an
opinion on the effectiveness of the Funds' internal control over financial reporting.   Accordingly, we
express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control
over financial reporting.   In fulfilling this responsibility, estimates and judgments by management are
required to assess the expected benefits and related costs of controls.   A company's internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with
generally accepted accounting principles.   A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to
prevent or detect misstatements on a timely basis.   A material weakness is a deficiency, or combination
of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Shareholders and Board of Trustees
Kinetics Mutual Funds, Inc.
Page Two

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States).   However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses, as defined above, as of December 31, 2015.

This report is intended solely for the information and use of management, Shareholders and Board of
Trustees of Kinetics Mutual Funds, Inc. and the Securities and Exchange Commission, and is not
intended to be and should not be used by anyone other than these specified parties.

       TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 26, 2016